Exhibit 23.02

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

      As independent public accountants, we hereby consent to the incorporation by reference in this Northern States Power Company Form S-8 Registration Statement of our report on New Century Energies, Inc. dated February 23, 1999, included in New Century Energies, Inc. and subsidiaries Combined Annual Report on Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this Registration Statement.

/s/ ARTHUR ANDERSEN LLP
Denver, Colorado
November 19, 1999